UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 27, 2014

DIGITALGLOBE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34299	31-1420852
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1601 Dry Creek Drive, Suite 260

Longmont, Colorado  80503

(Address of principal executive offices, including zip code)

(303) 684-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2014, DigitalGlobe, Inc. (the “Company”), promoted Nathan Troup to Chief Accounting Officer and Controller, replacing Susan M. Fox.

Mr. Troup has been with the Company since July 2011, serving most recently as Assistant Controller.  Mr. Troup has over 12 years of experience in public company accounting and auditing.  Prior to joining the Company, Mr. Troup was a Senior Manager with The Siegfried Group, LLP, a professional services firm that provides outsourced accounting and finance support to Fortune 1000 clients from August 2010 to June 2011.  From 2001 to July 2010, Mr. Troup worked as a public accountant and auditor for Ernst and Young, LLP.  Mr. Troup, age 36, is a Certified Public Accountant and holds a Master of Accounting and a Bachelor of Science in Accountancy from the University of Missouri, Columbia.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITALGLOBE, INC.

Dated: March 3, 2014	By:	/s/ YANCEY L. SPRUILL
Yancey L. Spruill
Executive Vice President, Chief Financial Officer and Treasurer

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